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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT
         Pursuant to Section 13 or 15(d) of the Securities Act of 1934


      Date of Report (Date of earliest event reported): September 10, 1998


                       J.B. HUNT TRANSPORT SERVICES, INC.
             (Exact name of registrant as specified in its charter)



         ARKANSAS                    0-11757              71-0335111
(State or other jurisdiction       (Commission          (IRS Employer
     of incorporation)             File Number)       Identification No.)


                       J.B. HUNT TRANSPORT SERVICES, INC.
                         615 J.B. HUNT CORPORATE DRIVE
                             LOWELL, ARKANSAS 72745
         (Address, including Zip Code, of principal executive offices)

                                 (501) 820-0000
              (Registrant's telephone number, including area code)
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Item 1.   Changes in Control of Registrant.

          Not Applicable.

Item 2.   Acquisition or Disposition of Assets.

          Not Applicable.

Item 3.   Bankruptcy or Receivership.

          Not Applicable.

Item 4.   Changes in Registrant's Certifying Accountant.

          Not Applicable.

Item 5.   Other Events.

          On September 10, 1998, J.B. Hunt Transport Services, Inc. (the "Company") sold $100,000,000 of its 7% Senior Notes due 2004 pursuant to a prospectus supplement dated September 4, 1998. The prospectus supplement was filed pursuant to a shelf registration statement (No. 33-64950) on Form S-3, covering an aggregate of up to $250,000,000 of debt securities to be sold from time to time. The Senior Notes were issued pursuant to the terms of a senior indenture dated July 1, 1993, between the Company and LaSalle National Bank, as successor Trustee.

Item 6.   Resignations of Registrant's Directors.

          Not Applicable.

Item 7.   Financial Statements and Exhibits.

          The following documents are filed as exhibits to this report:

          (4A) Terms Agreement

          (4B) Form of 7% Senior Notes due 2004

           (5) Opinion of Wright, Lindsey & Jennings

          (12) Computation of Ratio of Earnings to Fixed Charges

          (15) Letter from KPMG Peat Marwick LLP, independent public accountants, re unaudited interim financial information

Item 8.   Change in Fiscal Year.

          Not Applicable.





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                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                                   J.B. HUNT TRANSPORT SERVICES, INC.

                                   /s/ Jerry W. Walton
                                   ---------------------------------

                                   Jerry W. Walton
                                   Executive Vice President, Finance and
                                   Chief Financial Officer

DATE: September 10, 1998


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                               INDEX TO EXHIBITS


Exhibit
  No.                                   Description
-------                                 -----------

 (4A)     Terms Agreement
 (4B)     Form of Senior Notes due 2004
 (5)      Opinion of Wright, Lindsey & Jennings
 (12)     Computation of Ratio of Earnings to Fixed Charges
 (15) Letter from KPMG Peat Marwick LLP, independent public accountants, re unaudited interim financial information